Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GAN Limited

Irvine, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-238017, No. 333–253102 and No. 333-258989) and Form S-3 (No. 333-258987) of GAN Limited of our report dated March 31, 2021, except for Note 16, as to which the date is August 20, 2021, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO LLP

BDO LLP
London, United Kingdom

April 15, 2022